                                                                     EXHIBIT 8.2

April 14, 1999

Mr. Thomas Buckley
Vice President - Tax
American National Can Company
8770 West Bryn Mawr Avenue
Chicago, IL 60631-3542

Re:  Proposed Split-Off by ANC

This letter responds to your request for our opinion regarding certain U.S. federal income tax effects resulting from a proposed transfer by American National Can Company ("ANC") of all of its assets that are not associated with its beverage can business to a new corporation ("Newco") in exchange for Newco stock and the assumption by Newco of liabilities from ANC followed by the distribution of all of the Newco stock by ANC to Pechiney SA ("Pechiney") in redemption of Pechiney's ANC stock. This type of transaction is known as a "split-off" pursuant to sections 368(a)(1)(D) and 355.1


I.         SCOPE OF THIS OPINION

PricewaterhouseCoopers LLP was requested to provide its opinion as to whether ANC should take into account certain liabilities that will be assumed by Newco in the proposed exchange for purposes of determining whether the amount of liabilities assumed by Newco or to which the transferred assets were subject exceeds ANC's tax basis in the transferred assets under section 357(c) and for purposes of calculating the basis that ANC would have in the Newco stock immediately after the exchange under section 358.

The liabilities in question are those liabilities of ANC, an accrual basis taxpayer, as to which ANC has neither received a deduction for tax purposes nor been afforded additional tax basis in any asset ("the Non-tax-basis Liabilities").


(1) Unless otherwise indicated, all references are to the Internal Revenue Code of 1986 as amended.


                                                          Mr. Thomas Buckley - 1

II.        CONCLUSIONS

In a letter dated April 12, 1999, we received confirmation of the facts and representations set forth in this opinion letter. Based on the information and representations provided to us and subject to the caveats and limitations set forth herein, we have reached the following conclusions with regard to the U.S. federal income tax effects that should result from Newco's assumption of the Non-tax-basis Liabilities from ANC:

It is our opinion that the Non-tax-basis Liabilities are the type described in sections 357(c)(3) and 358(d)(2), and therefore, ANC should make the calculation required by section 357(c)(1) without regard to these liabilities and that ANC should determine its basis in the Newco stock under section 358(a) without reduction for the Non-tax-basis Liabilities assumed by Newco.


III.       BACKGROUND FACTS

A.    GENERAL STRUCTURE

Pechiney is a French corporation and the ultimate parent company for the group, which includes the parties to the transactions described herein. Pechiney's stock is publicly traded.

Financiere Europeenne d'Emballages Pechiney ("FEEP") is a French holding corporation. The sole class of FEEP stock outstanding is owned 99.99985 percent by Pechiney and 0.00015 percent by others.

Pechiney North America, Inc. ("PNA") is a Delaware holding company. Pechiney owns the sole class of PNA stock outstanding. PNA and its U.S. subsidiaries file their U.S. federal tax returns on a consolidated basis. Pechiney acquired an indirect stock investment in PNA in December 1988 when its wholly-owned US subsidiary, Pechiney Corporation, acquired the stock of PNA in a taxable purchase. Pechiney Corporation sold the stock of PNA to Pechiney in December 1995 in a taxable transaction.

American National Can Holding, Inc. ("ANCH") is a Delaware holding company. The sole class of ANCH stock outstanding is owned by PNA. PNA acquired the stock of ANCH in July 1988 in a taxable purchase which was a reverse acquisition under the US consolidated return rules.

ANC is a Delaware corporation that is engaged in the business of manufacturing and selling metal and plastic packaging. The sole class of ANC stock outstanding is owned 90 percent by ANCH and 10 percent by Pechiney. ANCH acquired its stock investment in ANC in 1985 in a taxable purchase. Pechiney acquired its direct investment in ANC in 1989 and 1992 by subscription to additional shares of ANC.

American National Can Overseas Corporation ("ANCOC") is a Delaware holding company. The sole class of ANCOC stock outstanding is owned by ANC. ANC acquired its stock investment


                                                          Mr. Thomas Buckley - 2

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in ANCOC by subscribing to ANCOC shares upon the 1967 incorporation of ANCOC in a section 351 transaction.

Nacanco Holding Europe is a French holding company that was established as part of the 1998 European Reorganization. It has two classes of stock outstanding. All of the voting common stock of Nacanco Holding Europe is held by ANCOC. All of the voting preferred stock of Nacanco Holding Europe is held by FEEP.

Nacanco Holding France is a French holding company that was established as part of the 1998 European Reorganization. It has two classes of stock outstanding. All of the voting common stock of Nacanco Holding France is held by FEEP. All of the voting preferred stock, constituting more than 80 percent of the voting power of Nacanco Holding France's outstanding stock, is owned by Nacanco Holding Europe.

Nacanco Atlantic SA is a French holding company. All of the stock of Nacanco Atlantic is owned by Nacanco Holding Europe.

Nacanco America Corporation is a U.S. corporation. All the stock of Nacanco America Corporation is owned by Nacanco Atlantic SA.

Nacanco Finance Corporation is a U.S. finance company. Nacanco Finance Corporation has outstanding two classes of stock, common stock and a class of preferred stock of the type described in section 1504(a)(4). All of the Nacanco Finance Corporation preferred stock is held by Nacanco America Corporation. All of the common stock of Nacanco Finance Corporation is owned by ANCOC.

Nacanco (Holding) Ltd. is an English holding company. Nacanco (Holding) Ltd. has outstanding shares of voting ordinary stock and shares of nonvoting preferred stock. All of Nacanco (Holding) Ltd.'s outstanding stock is owned by Nacanco Holding France.

Nacanco Netherlands BV is a Netherlands corporation that is engaged in the business of manufacturing and selling metal container lids. The sole class of Nacanco Netherlands BV stock outstanding is owned by Nacanco Holding France.

Nacanco SpA is an Italian corporation. The sole class of Nacanco SpA stock outstanding is owned 57.474 percent by Nacanco Netherlands BV and 42.526 percent by Pechiney.

Nacanco Deutschland GmbH is a German holding corporation. The sole class of Nacanco Deutschland GmbH stock outstanding is owned by Nacanco Holding France.

Nacanco Verwaltungs GmbH is a German holding corporation. The sole class of Nacanco Verwaltungs GmbH stock outstanding is owned 98 percent by Nacanco Holding France and 2 percent by Nacanco Netherlands BV.


                                                          Mr. Thomas Buckley - 3
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Nacanco France SA is a French corporation. The sole class of Nacanco France SA stock outstanding is owned by Pechiney.

Nacanco Paketleme Sanayi Ve Et A.S. is a Turkish corporation. The sole class of Nacanco Paketleme Sanayi Ve Et A.S. stock outstanding is owned 65 percent by Pechiney and 35 percent by an unrelated third party.

Hanil Can Co. Ltd is a Korean corporation. The sole class of Hanil Can Co. Ltd stock outstanding is owned 40 percent by Pechiney and 60 percent by an unrelated third party.

Vitro-American National Can, S.A. de C.V. is a Mexican corporation. The sole class of Vitro-American National Can, S.A. de C.V. stock outstanding is owned 50 percent by Pechiney and 50 percent by an unrelated third party.

American National Can do Brazil, Ltda. is a Brazilian corporation. The sole class of American National Can do Brazil, Ltda. stock outstanding is owned by FEEP.

B.    ANC BUSINESS OPERATIONS

ANC is an accrual basis taxpayer. The Beverage Cans Americas Division of ANC is one of the largest manufacturers of two-piece aluminum beverage cans and ends for the North American soft drink, beer, fruit drink and tea markets, with a U.S. market share of approximately 27 percent on the basis of 1997 sales. In the United States, beverage cans are produced exclusively from aluminum. The principal product of Beverage Cans Americas is the two-piece, 12-ounce aluminum beverage can. The division also produces an extensive range of products in other sizes, e.g., 5.5-, 8-, 10-, 14-, 16- and 24-ounce aluminum cans. ANC has 22 US production facilities in 17 states including one owned as a joint venture with one of its major US customers. Eighteen of these facilities produce can bodies and four produce can ends.

As part of Pechiney's strategy of focusing on its core aluminum and packaging activities and reducing its level of outstanding debt, Pechiney undertook in 1995 a disposition program for non-core business segments. The disposition program included the Food Metal and Specialty North America business, and the Beverage Glass North America business of ANC. On July 31, 1995, ANC sold the US food and specialty packaging business (formerly the Food Metal and Specialty North America division) of ANC to Silgan Corp., an unrelated third party, for cash. The business produced steel and aluminum food cans, metal caps and rigid plastic boxes, and had 16 plants in North America with approximately 1,800 employees. On September 15, 1995, ANC sold the Beverage Glass North America division to a US joint venture between Saint Gobain and Ball Corporation, both unrelated third parties. In 1994, this division was the third largest US manufacturer of glass containers and had approximately 3,271 employees.


                                                          Mr. Thomas Buckley - 4
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IV.        BUSINESS OBJECTIVES

The decision to undertake a public stock offering solely with regard to the beverage can operations is the result of an on-going strategic review of ANC's business operations and capital investments conducted by management with the assistance of numerous external advisors. Management has decided to pursue a share offering after considering numerous alternatives that did not accomplish its desired business objectives, including several potential acquisitions as well as the formation of strategic joint ventures or the disposition of certain operations. The decision to undertake a public stock offering with regard to the beverage can operations also has arisen as the result of the favorable current position of the US securities market, and such market conditions and resulting undertaking were not known or specifically considered at the time of the previous restructuring efforts. The public stock offering will be of a new U.S. holding company ("New ANC").

New ANC's operations will consist solely of beverage can operations. This will allow for a single-line-of-business strategic focus. In a letter dated April 9, 1999 Credit Suisse First Boston ("CSFB"), Pechiney's financial adviser, states that New ANC would become one of the leading producers of aluminum and tin plate beverage cans in the world, and it will be the only "pure-play" company in the industry. CSFB recommends that New ANC be a U.S. corporation rather than a foreign corporation because CSFB expects that a significant demand for the New ANC stock will come from U.S. institutional investors. CSFB also points out that ANC's comparable U.S. peers trade at a premium as compared to their European counterparts. CSFB goes on to state that a singular focus on beverage can operations should allow ANC's management to continue to improve its production processes and to create a company which generates superior returns for its shareholders. CSFB believes that by selling greater than 50 percent of its ownership stake in New ANC, Pechiney will provide a clear signal to the market that Pechiney is serious about freeing New ANC's management to focus on improving financial performance and generating superior returns for its shareholders. CSFB then refers to favorable market reactions from similar transactions such as those by Pepsi Bottling Group, Infinity Media Broadcasting and Conoco.

Finally, CSFB has advised that it would be better for ANC to allocate all the post retirement benefits other than pensions ("OPEB" liabilities) for employees of the plastics packaging business and as much as possible of the liability for employees of the discontinued operations to Newco. CSFB believes that allocating such liabilities to Newco will: (i) improve, at the margin, ANC's credit and ability to raise debt capital to support its seasonal borrowing needs and growth; (ii) improve ANC's earnings before interest, taxes, depreciation and amortization ("EBITDA"), which will be the primary driver of valuation for New ANC's stock; and (iii) confirm that ANC will be independent from Pechiney and will not be burdened with, what the market will perceive as, Pechiney-related liabilities. CSFB also believes that leaving only the OPEB liabilities that relate to ANC's beverage can business together with ANC's other liabilities will bring New ANC in line with its packaging industry peers such as Crown Cork & Seal, Owens-Illinois and Ball Corporation.


                                                          Mr. Thomas Buckley - 5

Management agrees that New ANC should be a U.S. corporation for the reasons given by CSFB and for the additional reason that approximately 58 percent of ANC's beverage can business comes from two U.S.-based multinational companies. Management believes that it would be easier for New ANC to service these customers as a U.S.-based company. Management believes that by having more than 50 percent of the stock of New ANC owned by the public New ANC will be viewed by financing sources as a stand alone entity. This stand alone status should allow New ANC to seek its own financing rather than having to compete with other Pechiney entities for capital, as previously has been the case. Finally, management believes that making a public stock offering with regard to the beverage can business also will have a favorable internal effect on these operations. New ANC's publicly held common stock, and stock options on these shares, will be used as a component of New ANC executive compensation. The performance of the New ANC common stock will be related directly to the performance of the beverage can operations. This will result in the close linking of New ANC executive compensation to the performance of the beverage can operations, which management believes will help increase the economic performance of the beverage can operations.

V.         PROPOSED TRANSACTIONS

In order to accomplish the business objectives described above, Pechiney proposes to undertake transactions that are substantially similar to those described below.

1. ANC will form a new U.S. corporation ("Newco"), and ANC will transfer all its assets that do not relate to ANC's beverage can business to Newco in exchange for all of Newco's stock and the assumption by Newco of ANC liabilities.

2. ANC will distribute all the stock of Newco to Pechiney in exchange for Pechiney's ANC stock.

3. Pechiney will cause New ANC to be formed, and Pechiney will transfer an amount of cash to New ANC equal to the value of the shares listed in paragraph 4 in exchange for shares of New ANC stock.

4. New ANC will purchase from Pechiney the following stock interests for cash:

      (a)  all the stock of PNA;

      (b)  all the stock of Nacanco France SA;

      (c) all of Pechiney's stock (65 percent) in Nacanco Paketleme Sanayi Ve Et A.S.;

      (d)  all of Pechiney's stock (40 percent) in Hanil Can Co. Ltd;

      (e) all of Pechiney's stock (50 percent) in Vitro-American National Can, S.A. de C.V.; and



                                                          Mr. Thomas Buckley - 6

      (f)  Pechiney's 42.526 percent stock interest in Nacanco SpA.

5. FEEP will transfer to New ANC the following in exchange for shares of New ANC stock:

      (a)  all the preferred stock of Nacanco Holding Europe;

      (b)  all the common stock of Nacanco Holding France; and

      (c) all the outstanding shares of ANC do Brasil, which consists of 68,225,991 ordinary voting shares.

6. FEEP will sell all of its New ANC shares to Pechiney in exchange for a note.

7. Pechiney will make an offering to the public of more than 50 percent of the stock of New ANC.

VI.        SUBSTANTIAL AUTHORITY

Providing the facts, assumptions, and representations contained herein are correct, substantial authority, within the meaning of Section 6662 of the Code, exists to reach the conclusions made in this opinion.


VII.       CAVEATS AND LIMITATIONS

1. The conclusions reached in this opinion represent and are based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. This opinion is not binding upon the Internal Revenue Service or the courts. It is our opinion that the IRS will not successfully assert a contrary position, although this cannot be guaranteed in the absence of a private letter ruling from the IRS. Furthermore, no assurance can be given that future legislative or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. PricewaterhouseCoopers LLP undertakes no responsibility to advise any party or shareholder of any new developments in the application or interpretation of the federal income tax laws.

2. This opinion does not address any federal tax consequences of the transactions set forth above, or transactions related or proximate to the transactions set forth above, except as specifically set forth herein. This opinion does not address any state, local, foreign, or other tax consequences that may result from any of the transactions set forth above, or transactions related to the transactions set forth above.


                                                          Mr. Thomas Buckley - 7

3. This opinion does not address any transactions other than those described above, or any transactions whatsoever, if all the transactions described herein are not consummated as described herein without waiver or breach of any material provision thereof or if the representations set forth herein are not true and accurate at all relevant times. In the event any one of the representations is incorrect, the conclusions reached in this opinion might be adversely affected.


Very truly yours,



PricewaterhouseCoopers LLP


                                                          Mr. Thomas Buckley - 8

April 14, 1999

Mr. Thomas Buckley
Vice President - Tax
American National Can Company
8770 West Bryn Mawr Avenue
Chicago, IL 60631-3542

RE:  PROPOSED STOCK OFFERING

Dear Mr. Buckley:

This letter responds to your request for our opinion regarding certain aspects of a proposed stock offering by the Pechiney group of shares of a U.S. corporation ("New ANC") that would hold all of beverage can businesses of American National Can Company ("ANC").

I.         SCOPE OF THIS OPINION

PricewaterhouseCoopers LLP was requested to provide its opinion as to whether the proposed stock offering and the additional restructuring steps that will be needed to prepare the new entity for the stock offering will have any adverse effects on the U.S. federal income tax effects that otherwise result from the restructuring undertaken by ANC of its European beverage can subsidiaries in February 1998 (the "1998 European Reorganization"). Section VI describes the scope and limitations of this opinion.


II.        CONCLUSIONS

In a letter dated April 12, 1999, we received confirmation of the facts and the representations set forth in this opinion letter. Based on the information and representations provided to us and subject to the caveats and limitations set forth herein, it is our opinion that the proposed restructuring, as described hereinbelow, should have no adverse effect on the U.S. federal income tax consequences resulting from the 1998 European Reorganization. We believe that the U.S. federal income tax consequences of the 1998 European Reorganization should continue to be the same as described in our prior opinion letter dated February 2, 1998, as supplemented by our opinion letter dated April 13, 1998. This opinion is expressly based on our understanding that the following debts that currently exist will continue to be respected by the group as debt: (1) approximately $910 million of debt


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between PNA and Nacanco Finance Corporation; and (2) approximately $900 million of debt between Pechiney and FEEP.


III.       BACKGROUND FACTS

A.    General Structure

Pechiney is a French corporation and the ultimate parent company for the group, which includes the parties to the transactions described herein. Pechiney's stock is publicly traded.

Financiere Europeenne d'Emballages Pechiney ("FEEP") is a French holding corporation. The sole class of FEEP stock outstanding is owned 99.99985 percent by Pechiney and 0.00015 percent by others.

Pechiney North America, Inc. ("PNA") is a Delaware holding company. Pechiney owns the sole class of PNA stock outstanding. PNA and its U.S. subsidiaries file their U.S. federal tax returns on a consolidated basis.

American National Can Holding, Inc. ("ANCH") is a Delaware holding company. The sole class of ANCH stock outstanding is owned by PNA.

American National Can Company ("ANC") is a Delaware corporation that is engaged in the business of manufacturing and selling metal and plastic packaging. The sole class of ANC stock outstanding is owned 90 percent by ANCH and 10 percent by Pechiney.

American National Can Overseas Corporation ("ANCOC") is a Delaware holding company. The sole class of ANCOC stock outstanding is owned by ANC.

Nacanco Holding Europe is a French holding company established as part of the 1998 European Reorganization. It has two classes of stock outstanding. All of the voting common stock of Nacanco Holding Europe is held by ANCOC. All of the voting preferred stock of Nacanco Holding Europe is held by FEEP.

Nacanco Holding France is a French holding company established as part of the 1998 European Reorganization. It has two classes of stock outstanding. All of the voting common stock of Nacanco Holding France is held by FEEP. All of the voting preferred stock, constituting more than 80 percent of the voting power of Nacanco Holding France's outstanding stock, is owned by Nacanco Holding Europe.

Nacanco Atlantic SA is a French holding company. All of the stock of Nacanco Atlantic is owned by Nacanco Holding Europe.


                                                       Mr. Thomas J. Buckley - 2

Nacanco America Corporation is a U.S. corporation. All the stock of Nacanco America Corporation is owned by Nacanco Atlantic SA.

Nacanco Finance Corporation is a U.S. finance company. Nacanco Finance Corporation has outstanding two classes of stock, common stock and a class of preferred stock of the type described in section 1504(a)(4). All of the Nacanco Finance Corporation preferred stock is held by Nacanco America Corporation. All of the common stock of Nacanco Finance Corporation is owned by ANCOC.

Nacanco (Holding) Ltd. is an English holding company. Nacanco (Holding) Ltd. has outstanding shares of voting ordinary stock and shares of nonvoting preferred stock. All of Nacanco (Holding) Ltd.'s outstanding stock is owned by Nacanco Holding France.

Nacanco Netherlands BV is a Netherlands corporation that is engaged in the business of manufacturing and selling metal container lids. The sole class of Nacanco Netherlands BV stock outstanding is owned by Nacanco Holding France.

Nacanco SpA is an Italian corporation. The sole class of Nacanco SpA stock outstanding is owned 57.474 percent by Nacanco Netherlands BV and 42.526 percent by Pechiney.

Nacanco Deutschland GmbH is a German holding corporation. The sole class of Nacanco Deutschland GmbH stock outstanding is owned by Nacanco Holding France.

Nacanco Verwaltungs GmbH is a German holding corporation. The sole class of Nacanco Verwaltungs GmbH stock outstanding is owned 98 percent by Nacanco Holding France and 2 percent by Nacanco Netherlands BV.

Nacanco France SA is a French corporation. The sole class of Nacanco France SA stock outstanding is owned by Pechiney.

Nacanco Paketleme Sanayi Ve Et A.S. is a Turkish corporation. The sole class of Nacanco Paketleme Sanayi Ve Et A.S. stock outstanding is owned 65 percent by Pechiney and 35 percent by an unrelated third party.

Hanil Can Co. Ltd is a Korean corporation. The sole class of Hanil Can Co. Ltd stock outstanding is owned 40 percent by Pechiney and 60 percent by an unrelated third party.

Vitro-American National Can, S.A. de C.V. is a Mexican corporation. The sole class of Vitro-American National Can, S.A. de C.V. stock outstanding is owned 50 percent by Pechiney and 50 percent by an unrelated third party.


                                                       Mr. Thomas J. Buckley - 3

American National Can do Brazil, Ltda. is a Brazilian corporation. The sole class of American National Can do Brazil, Ltda. stock outstanding is owned by FEEP.


B.       1998 European Reorganization

The 1998 European Reorganization resulted in the transfer of a portion of ownership in various European beverage can operations from ANCOC to Nacanco Holding Finance. This transaction is addressed by our opinion letter dated February 2, 1998 as supplemented by our opinion letter dated April 13, 1998.

The business objectives that were intended to be achieved and which have in large part been achieved by the 1998 European Reorganization include the following:

1. reduce operating costs as part of a major cost cutting plan that Pechiney launched in 1996;

2. enhance Pechiney's ability to form joint ventures in Europe given the differences in the various beverage can markets throughout the world as discussed in our prior opinion letter;

3. facilitate cash flows within the group to allow the group to take advantage of investment opportunities, to provide cash to fund investments and distributions to Pechiney's shareholders, and to facilitate the redeployment of capital among the European Subs;

4. save foreign taxes under the Parent-Subsidiary EU Directive with regard to distributions out of the European Subs; and

5.    save German taxes by placing additional debt into the German operations.

We understand that ANCOC continues to hold the stock of Nacanco Holding Europe that it received in the 1998 European Reorganization, and the businesses of each of the European beverage can operations have been continued. It also is our understanding that each of the representations was true at the time of the 1998 European Reorganization and, except as otherwise described herein, continues to be true today.


IV.        PROPOSED STOCK OFFERING

A.    Business Objectives

The decision to undertake a public stock offering with regard solely to the beverage can operations is the result of an on-going strategic review of ANC's business operations and capital investments conducted by management with the assistance of numerous external advisors. Management has

                                                       Mr. Thomas J. Buckley - 4
decided to pursue a share offering after considering numerous alternatives that did not accomplish its desired business objectives, including several potential acquisitions as well as the formation of strategic joint ventures or the disposition of certain operations. The decision to undertake a public stock offering with regard to the beverage can operations also has arisen as the result of the favorable current position of the US securities market, and such market conditions and resulting undertaking were not known nor necessarily specifically considered at the time of the previous restructuring efforts.

New ANC's operations will consist solely of beverage can operations. This will allow for a single-line-of-business strategic focus. In a letter dated April 9, 1999, Credit Suisse First Boston ("CSFB"), Pechiney's financial adviser, states that New ANC would become one of the leading producers of aluminum and tin plate beverage cans in the world, and it will be the only "pure-play" company in the industry. CSFB recommends that New ANC be a U.S. corporation rather than a foreign corporation because CSFB expects that a significant demand for the New ANC stock will come from U.S. institutional investors. CSFB also points out that ANC's comparable U.S. peers trade at a premium as compared to their European counterparts. CSFB goes on to state that a singular focus on beverage can operations should allow ANC's management to continue to improve its production processes and to create a company which generates superior returns for its shareholders. CSFB believes that by selling greater than 50 percent of its ownership stake in New ANC, Pechiney will provide a clear signal to the market that Pechiney is serious about freeing New ANC's management to focus on improving financial performance and generating superior returns for its shareholders. CSFB then refers to favorable market reactions from similar transactions such as those by Pepsi Bottling Group, Infinity Media Broadcasting and Conoco.

Management agrees that New ANC should be a U.S. corporation for the reasons given by CSFB and for the additional reason that approximately 58 percent of ANC's beverage can business comes from Pepsi and Coke, which are U.S.-based multinational companies. Management believes that it would be easier for New ANC to service these customers as a U.S.-based company. Management believes that by having more than 50 percent of the stock of New ANC owned by the public New ANC will be viewed by financing sources as a stand alone entity. This stand alone status should allow New ANC to seek its own financing rather than having to compete with other Pechiney entities for capital, as previously has been the case. Finally, management believes that making a public stock offering with regard to the beverage can business also will have a favorable internal effect on these operations. New ANC's publicly held common stock, and stock options on these shares will be used as a component of New ANC executive compensation. The performance of the New ANC common stock will be directly related to the performance of the beverage can operations. This will result in the close linking of New ANC executive compensation to the performance of the beverage can operations, which management believes will help increase the economic performance of the beverage can operations.

B.    Proposed Transaction Steps


                                                       Mr. Thomas J. Buckley - 5

In order to accomplish the business objectives described above, Pechiney proposes to undertake transactions that are substantially as described hereinbelow.

1. ANC will form a new U.S. corporation ("Newco"), and ANC will transfer all its assets that do not relate to ANC's beverage can business to Newco in exchange for all of Newco's stock and the assumption by Newco of certain ANC liabilities.

2. ANC will distribute all the stock of Newco to Pechiney in exchange for Pechiney's ANC stock.

3. Pechiney will cause New ANC to be formed, and Pechiney will transfer an amount of cash to New ANC equal to the value of the shares listed in paragraph 4 in exchange for shares of New ANC stock.

4. New ANC will purchase from Pechiney the following stock interests for cash:

      (a)  all the stock of PNA;

      (b)  all the stock of Nacanco France SA;

      (c) all of Pechiney's stock (65 percent) in Nacanco Paketleme Sanayi Ve Et A.S.;

      (d)  all of Pechiney's stock (40 percent) in Hanil Can Co. Ltd;

      (e) all of Pechiney's stock (50 percent) in Vitro-American National Can, S.A. de C.V.; and

      (f)  Pechiney's 42.526 percent stock interest in Nacanco SpA.

5. FEEP will transfer to New ANC the following in exchange for shares of New ANC stock:

      (a)  all the preferred stock of Nacanco Holding Europe;

      (b)  all the common stock of Nacanco Holding France; and

      (c) all the outstanding shares of ANC do Brasil, which consists of 68,225,991 ordinary voting shares.

6. FEEP will sell all of its New ANC shares to Pechiney in exchange for a note.

7. Pechiney will make an offering to the public of more than 50 percent of the stock of New ANC.


V.         SUBSTANTIAL AUTHORITY

Provided that the facts, assumptions, and representations contained herein are correct, substantial authority, within the meaning of section 6662, exists to reach the conclusions made in this letter.

                                                       Mr. Thomas J. Buckley - 6

VI.        CAVEATS AND LIMITATIONS

1. The conclusions reached in this opinion represent and are based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. This opinion is not binding upon the Internal Revenue Service or the courts and there is no guarantee that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. PricewaterhouseCoopers LLP undertakes no responsibility to advise any party or shareholder of any new developments in the application or interpretation of the federal income tax laws.

2. This opinion does not address any federal income tax consequence of the transactions set forth above except as specifically set forth herein. No opinion is given as to any foreign tax consequences that may result from any of the proposed transactions. This opinion does not address any U.S. state, local, or other tax consequences that may result from any of the proposed transactions.

3. This opinion only addresses the proposed transaction described above and is premised on all steps of the proposed transaction being implemented as described herein, including the proper execution of any and all applicable agreements and corporate documents needed to implement the proposed transaction. Failure to implement the proposed transaction as described above could adversely affect the conclusions reached in this opinion.

4. This opinion is for the exclusive use and benefit of ANC. It should not be provided to, nor relied upon by, any other person without the written consent of PricewaterhouseCoopers LLP.

Very truly yours,



PricewaterhouseCoopers LLP

                                                       Mr. Thomas J. Buckley - 7

We hereby consent to the inclusion of (1) our opinion dated April 14, 1999 regarding certain federal income tax consequences of the proposed stock offering by Pechiney of shares of American National Can Group, Inc. and (2) our opinion dated April 14, 1999 regarding certain federal income tax consequences of the proposed split-off of the assets of American National Can Company not associated with the beverage can business to Pechiney Plastic Packaging as Exhibit XX and
Exhibit XX, respectively, to this Registration Statement on Form S-1 of American National Can Group, Inc. and to the reference to these opinions under the heading "Reorganization of ANC - Tax Treatment" in such Registration Statement.





PricewaterhouseCoopers LLP
Chicago, Illinois
June 25, 1999